As filed with the Securities and Exchange Commission on January 29, 2018.

Registration No. 333-222441

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to
Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Motus GI Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	81-4042793
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Keren Hayesod 22

Tirat Carmel, Israel, 3902638

Telephone: 786 459 1831

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mark Pomeranz

Chief Executive Officer

Motus GI Holdings, Inc.

1301 East Broward Boulevard, 3rd Floor

Ft. Lauderdale, FL 33301

Telephone: 786 459 1831

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Steven M. Skolnick, Esq. Michael J. Lerner, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 262-6700	Michael D. Maline, Esq. Seo Salimi, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)

Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

EXPLANATORY NOTE

Motus GI Holdings, Inc. is filing this pre-effective Amendment No.1 (the “Amendment”) to the Registration Statement on Form S-1 (333-222441), as an exhibit-only filing to file exhibit 10.19. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibits being filed with this Amendment. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

1.1 ++	Form of Underwriting Agreement

2.1 *+	Share Exchange Agreement, dated December 1, 2016

3.1 *	Certificate of Incorporation

3.2 *	Certificate of Amendment to the Certificate of Incorporation

3.3 *	Bylaws

3.4 *	Certificate of Designations of Series A Convertible Preferred Stock

3.5 *	Certificate of Amendment of Certificate of Designations of Series A Convertible Preferred Stock, to be effective upon the consummation of this offering

4.1 *	Form of Common Stock Certificate

4.2 *	Form of Series A Convertible Preferred Stock Certificate

4.3 *	Form of Exchange Warrant

4.4 *	Form of Placement Agent Warrant

4.5 *	Form of Registration Rights Agreement

4.6 *	Form of Consultant Warrant

4.7 *	Form of Placement Agent Royalty Payment Rights Certificate

4.8 *	Form of Amendment to Registration Rights Agreement

4.9 *	Form of Ten Percent Warrant

4.10 ++	Form of Royalty Payment Rights Certificate

5.1 ++	Opinion of Lowenstein Sandler LLP

10.1 *	Placement Agency Agreement, dated December 1, 2016, between the Company and Aegis Capital Corp.

10.2 *	Form of Subscription Agreement

10.3 *	Form of Voting Agreement, dated December 1, 2016, by and among the Company and the stockholders named therein

10.4 *†	2016 Equity Incentive Plan and 2016 Israeli Sub-Plan

10.5 *†	Form of Incentive Stock Option Agreement

10.6 *†	Form of Non-Qualified Stock Option Agreement

10.7 *†	Form of Restricted Stock Agreement

10.8 *†	Form of Assumed Options to Israeli Employees and Directors Agreement

10.9 *	Form of Assumed Options to Israeli Non-Employees and Controlling Shareholders Agreement

10.10 *†	Form of Israeli Option Grant to Israeli Employees and Directors Agreement

II-1

10.11 *	Form of Israeli Option Grant to Israeli Non-Employees and Controlling Shareholders Agreement

10.12 *†	Employment Agreement, dated December 22, 2016, between the Company and Mark Pomeranz

10.13 *	Lease, dated April 13, 2017, between Company and Victoriana Building, LLC

10.14 *	Form of Subscription Agreement for Convertible Notes Offering

10.15 *	Finders Agreement, dated October 14, 2016, between the Company and Aegis Capital Corporation

10.16 *	Finders Agreement, dated December 22, 2016, between the Company and Aegis Capital Corporation

10.17 *†	Form of Indemnification Agreement

10.18 *†	Employment Agreement, dated August 16, 2017, between the Company and Andrew Taylor

10.19 #	Supply Agreement, dated September 1, 2017, between the Company and Polyzen, Inc.

21.1 *	List of Subsidiaries of the Company

23.1 ++	Consent of Brightman Almagor Zohar & Co.

23.2 ++	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

24.1 *	Power of Attorney

*	Previously filed.

++	To be filed by amendment.

+	As permitted by Item 601(b)(2) of Regulation S-K, certain schedules to this agreement have not been filed herewith. The company will furnish supplementally a copy of any omitted schedule to the SEC upon request.

†	Indicates management contract or compensatory plan.

#	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been submitted separately to the SEC.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida on January 29, 2018.

MOTUS GI HOLDINGS, INC.

By:	/s/ Mark Pomeranz
Name:	Mark Pomeranz
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Mark Pomeranz	Chief Executive Officer and Director
Mark Pomeranz	(Principal Executive Officer)	January 29, 2018
/s/ Andrew Taylor	Chief Financial Officer
Andrew Taylor	(Principal Financial and Accounting Officer)	January 29, 2018

*
David Hochman	Chairman of the Board	January 29, 2018

*
Darren Sherman	Director	January 29, 2018

*
Gary Jacobs	Director	January 29, 2018

*
Samuel Nussbaum	Director	January 29, 2018

*
Shervin Korangy	Director	January 29, 2018

*
Gary Pruden	Director	January 29, 2018

*By:	/s/ Mark Pomeranz
Mark Pomeranz – Attorney-in-Fact

II-3